Exhibit 10.16

Credit Line Agreement

No.fj1122021141

Party A: Shengfeng Logistics Group Co., Ltd

Unified social credit Code: 9135010073360328XC

Legal Representative / Person in Charge: Liu Yongxu

Address: No.478, Fuxin East Road, Jin’an District, Fuzhou City          Zip Code: 350011

Financial Institution and Account Number: Bank of China Limited Fuzhou Jin’an Sub-branch Business department 4273675009

Tel: 0591-83628181          Fax: 0591-83628181

Party B: Bank of China Limited Fuzhou Jin’an Sub-branch

Legal Representative / Person in Charge: Lin Jie

Address: Fusheng Qianlong international annex building, 1F No.3, Middle Changle Road, Wangzhuang Street, Jin’an District, Fuzhou City

Zip Code: 350000

Tel: 0591-83163662          Fax: 0591-83163662

To develop a friendly and mutually beneficial cooperative relationship, this Agreement is signed by Party A and Party B through equal and genuine consultation.

Article 1 Business Scope

According to this Agreement, Party B shall provide credit lines to Party A. Complying with other relevant single agreements, Party A may apply to Party B for circulation, adjustment or one-time use for short-term loans, overdraft of corporate account, bank acceptance, trade financing, letter of guarantee, capital business and other credit business (collectively referred to as “single credit business”).

The trade financing business mentioned in this Agreement includes the opening of domestic and international letter of guarantee, import documentary, delivery guarantee, packaged loans, outward documentary, outward bill discount, buyer’s documentary of domestic letter of credit, seller’s documentary of domestic letter of credit, negotiation of domestic letter of credit and other international and domestic trade financing business.

The guarantee business mentioned in this agreement includes various international and domestic guarantee businesses such as issuing guarantee and standby letter of credit.

Article 2 Type and Amount of Credit Lines

Party B agrees to provide Party A with the following credit line:

Currency: RMB.

Amount: ￥80,000,000.00.

This loan is a short term working capital loan of ￥80,000,000.00.

Article 3 Application of the Credit Line

1. Within the service life of the credit line agreed in this Agreement, Party A may use the corresponding credit line in the following way (1) within the limit of each single credit business agreed in this Agreement:

(1) Recycling. The specific type is: short-term working capital loans.

(2) One time use. The specific types of quotas are: ///.

If Party A needs to adjust the credit line agreed in Article 2, Party A shall submit an application to Party B in writing, and Party B shall decide whether to adjust with specific adjustment method, and notify Party A in writing.

2. Credit obtained by Party A from Party B before the effective date of this Agreement in previously valid or similar credit line and single agreements will be deemed as using the credit in this Agreement.

Article 4 Situations of Credit Line Use

There are three situations of credit line use as stipulated in Article 2 of this Agreement:

1. Non Usage: for business under the single agreements, if Party A can provide sufficient margin or guarantee of pledged cash equivalent (including but not limited to Treasury bonds and certificates of deposit), or if the credit risk of the business is completely transferred to the financial institutions recognized by Party B (including but not limited to Party A providing the bank acceptance bill pledge from financial institutions recognized by Party B), then the credit line is not considered to be used.

2. Partial Usage: for the part which Party A can provide with sufficient margin or guarantee of pledged cash equivalent (including but not limited to Treasury bonds and certificates of deposit), or if the credit risk of the business is completely transferred to the financial institutions recognized by Party B (including but not limited to Party A providing the bank acceptance bill pledge from financial institutions recognized by Party B), the credit line is not considered to be used; The part not covered by the margin or cash equivalent pledge guarantee and the part of which the business credit risk is not transferred to the financial institutions recognized by Party B, are considered as using the credit line amount.

3. Full Usage: business other than those specified in Items 1 and 2 above shall be considered using the credit line according to Article 2 in this Agreement.

All single agreements mentioned above shall each constitute an integral part of this Agreement unless otherwise agreed in the single agreements.

The situations of credit line use also applies to Article 3 (2) in this Agreement.

Article 5 Agreements to be Signed for Single Credit Business

If Party A applies to Party B for other single credit business under this Agreement, Party A shall submit an application form and/or sign the corresponding contract or agreement with Party B (collectively referred to as the single agreements).

Article 6 Term of Use of the Credit Line

The term of use of the credit line specified in Article 2 in this Agreement shall be from the effective date of this Agreement to MM/DD/2021.

At the expiration of the credit line, Party B can continue to provide Party A with a new credit line by both parties signing a supplementary agreement in writing to specify the new credit line and its term of use. The supplementary agreement constitutes an integral part of this Agreement, and the provisions of this Agreement shall apply to the matters not agreed in the supplementary agreement. The supplementary agreement has the same legal effect as this Agreement.

The expiration of the credit line does not affect the legal effect of this Agreement and does not lead to the termination of this agreement. All signed single business agreements under this Agreement between Party A and Party B shall continue to be valid and all rights and obligations shall be fulfilled.

Article 7 Preconditions for Single Credit Business

To apply for other single credit business, Party A must:

1. Reserve relevant company documents, bills, seals, relevant personnel list and signature samples for signing this and the single agreements, and fill in corresponding vouchers;

2. Have accounts necessary for single credit business opened;

3. Have guarantee needed in this Agreement and the single agreements effectively set;

4. Meet other preconditions as agreed in the single agreements;

5. Meet other conditions as required by Party B.

Article 8 Guarantee

For liabilities of Party A to Party B occurring in this Agreement and the single agreements, both parties agree with the following guarantee types:

☐ Maximum Guarantee:

Liu Yongxu shall provide the maximum amount guarantee and sign the corresponding contract, No. fj1122021143, which constitutes the main guarantee contract.

☐ Maximum Mortgage:

Suzhou Shengfeng Logistics Co., Ltd. shall provide the maximum amount of mortgage and sign the corresponding contract, No. fj1122021142, which constitutes the main guarantee contract.

If Party A or the guarantor has an event that Party B thinks that an event happened to Party A or the guarantor may affect its performance capability, the guarantee contract becomes invalid, canceled or terminated, the financial situation of Party A or the guarantor deteriorates, Party A or the guarantor is involved in a major lawsuit or arbitration case, the guarantor breaches the guarantee contract or other contracts with Party B, or the collateral is devalued, damaged or lost, Party B has the right to request Party A to provide a new guarantee, as well as the right to replace the guarantor, etc.

Article 9 Declaration and Commitment

Party A declares as follows:

1. Party A exists and is legally registered. Party A has full capacity and civil rights to conduct the signing and performing of this Agreement;

2. The signing and performance of this Agreement and single agreements is based on the true intention of Party A. Party A will not violate any agreement, contract or other legal documents with its obligations in. Party A has obtained or will obtain all relevant approvals, licenses, records or registration required for signing and performing this Agreement;

3. All documents, financial statements, vouchers and other information provided by Party A to Party B for this Agreement and the single agreements are true, complete, accurate and valid;

4. The transaction background provided by Party A in the application is true and legal, and no money laundering or other illegal activities are involved;

5. Party A has not concealed any events that may affect the financial status and performance ability of Party A and the guarantor from Party B.

Party A promises as follows:

1. Party A is going to provide its financial statements (including but not limited to annual report, quarterly report and monthly report) and other relevant information to Party B on a regular basis or timely as required by Party B;

2. Party A will accept and cooperate with Party B’s inspection and supervision on the use of the credit line, and on Party A’s related production, operation and financial activities;

3. If Party A and the guarantor of this Agreement sign a counter guarantee contract or a similar contract, the contract will not damage any rights of Party B in this Agreement;

4. In case of any circumstances that may affect the financial status and performance ability of Party A or the guarantor, including but not limited to any form of separation, merger, joint venture, joint venture with foreign investors, cooperation, contracted operation, reorganization, restructuring, planned listing and other changes in business methods, reduction of registered capital, transfer of major assets or equity, and assumption of major liabilities, setting up new guarantee on the collateral, sealing up, dissolution, cancellation, application for bankruptcy, or involving in major litigation or arbitration cases, Party A shall inform Party B in time;

5. The funds obtained under this Agreement and the single agreements will not be used for refinancing or purchases of other financial products for arbitrage.

6. Party A will cooperate with Party B to carry out due diligence, provide and update the information of customers and their beneficiaries, and provide background information about the transaction.

7. Party A shall provide its environmental and social risk report to Party B. Party A declares and guarantees to strengthen the environmental and social risk management, and undertakes to accept the supervision of Party B. Party A’s violation of the above agreement shall constitute or be deemed as an event of default under this agreement, and Party B may take remedy measures for breach of contract in accordance with this agreement.

8. If Party A has plans to increase external financing, provide external guarantee (including guarantee, mortgage, etc.), or carry out shareholders’ dividends and repay shareholders’ loans, party A must inform Party B in advance and obtain Party B’s consent, otherwise Party B has the right to request to recover the loan in advance.

9. The purpose of the credit is limited to Party A’s daily payment of fuel fee, road and bridge fee, combined transportation fee, vehicle maintenance fee, etc. If it is used to pay for combined transportation fee to Party A’s subsidiaries, the following requirements shall be implemented:

(1) The amount of loans used under related party transactions shall not exceed 40 million yuan, and the accumulated use shall not exceed 70% of the income of corresponding subsidiaries in the same period or the same period of last year;

(2) When drawing the loan, Party A shall provide Party B with the combined transport contract signed with the subsidiary, the VAT invoice, and relevant supporting materials for the purpose of external payment of the subsidiary;

(3) When Party A’s subsidiary receives the loan funds, it shall use the funds on the purpose that was notified to Party B in advance. The purpose is limited to daily operation, payment of fuel, road and bridge fees, combined transport fees, vehicle maintenance fees, etc. Party A shall provide Party B with the corresponding payment voucher on the next day;

(4) Within 2 months after the loan is granted, Party A shall provide Party B with the invoice related to the use of the subsidiary’s funds as evidence;

10. Party A promises that the settlement amount with Party B (direct or indirect) matches the credit line amount, and the credit balance does not exceed 70% of the debit amount in the previous quarter. In principle, the assessment of settlement is based on the group standard. The funds shall be used for Party A’s daily operation, repayment of financing, etc. Party A shall declare to Party B for the purpose when making external payments.

11. Party A agrees with the financial constraints as follows: (1) the current ratio of Party A and its group in the latest financial statement shall not be less than 1; (2) the balance of Party A’s financing exposure shall not exceed 400 million yuan and shall not exceed 25% of the annual income of its group’s consolidated financial statement. If any of the above conditions are not met, Party B has the right to reduce the credit balance to less than 50 million yuan, and consider further measures as needed.

12. For matters not mentioned in this Agreement and the single agreements, Party A agrees to handle them in accordance with relevant regulations and business practices of Party B.

Article 10 Disclosure of Related Parties and Related Transactions within Party A’s Group

Term 1 below is agreed by both parties:

1. Party A is not a group customer determined by Party B according to the guidelines on risk management of group customer credit business of commercial banks (hereinafter referred to as the guidelines).

2. Party A belongs to the group customer determined by Party B according to the guidelines. Party A shall, in accordance with Article 17 of the guidelines, timely report to Party B about its related party transactions with more than 10% of the net assets, including the related party relationship, transaction items and trading nature, transaction amount or corresponding proportion, and pricing policy (including transactions with no amount or only symbolic amount).

Article 11 The Breach of Contract

Any of the following shall constitute or be deemed as an event of default of Party A under this Agreement and the single agreements:

1. Party A fails to perform the payment and discharge obligations to Party B according to this Agreement and the single agreements;

2. Party A fails to use the funds obtained for the agreed purpose in accordance with this Agreement and the single agreements;

3. The statements made by Party A in this agreement or single agreements are untrue or violate its commitment in this agreement or single agreements;

4. In case of any circumstance specified in Item 4 of paragraph 2 of Article 8 of this agreement, if Party B thinks that it may affect the financial status and performance capability of Party A, or the guarantor, but Party A fails to provide new guarantee or replace the guarantor;

5. Party A’s termination of business, or dissolution, cancellation and bankruptcy;

6. Party A violates other provisions on the rights and obligations of the parties in this Agreement and the single agreements;

7. Party A violates other provisions on the rights and obligations of the parties in this Agreement and single agreement;

8. Party A breaches any other contract with Party B or other institutions of Bank of China Limited;

9. The guarantor violates the provisions of the guarantee contract, or defaults under other contracts with Party B or other institutions of Bank of China Limited.

In the event of breach of contract as mentioned in the preceding paragraph, Party B has the right to take the following measures respectively or simultaneously according to the specific circumstances:

1. Require Party A and the guarantor to correct their breach of contract within a time limit;

2. Reduce, suspend or terminate the credit line to Party A in whole or in part;

3. Suspend or terminate business applications from Party A in whole or in part under this Agreement with the single agreements and other agreements between Party A and Party B; For the loans that have not yet been issued, the trade financing and guarantee business that have not yet been handled, all or part of them shall be suspended or terminated;

4. Declare that all or part of the outstanding loans, trade financing funds, principal and interest of advance payment of letter of guarantee and other payable funds under this agreement, single agreement or other agreements between Party A and Party B shall become due immediately;

5. Terminate or rescind this agreement, and the single agreement and other agreements between Party A and Party B in whole or in part;

6. Ask Party A to compensate Party B for the loss caused by its breach of contract, Including but not limited to the loss of litigation costs, lawyers’ fees, notarization fees, execution fees and other related expenses caused by the realization of creditor’s rights;

7. Deduct the balance from the account opened by Party A in Party B to pay off all or part of Party A’s debt to Party B. The unexpired amount in the account shall be regarded as early maturity. If the account currency is different from Party B’s business valuation currency, it shall be converted according to the exchange rate applicable to Party B at the time of deduction;

8. Exercise the security interest;

9. Require the guarantor to undertake the guarantee responsibility;

10. Other measures that Party B considers necessary.

Article 12 Rights Reserved

If one party fails to exercise part or all of its rights under this Agreement and the single agreements, or fails to require the other party to perform or assume part or all of its obligations and liabilities, it shall not constitute a waiver of such rights or an exemption from such obligations and liabilities.

Any tolerance, extension or delay by one party to the other party in exercising its rights under this Agreement and the single agreements shall not affect any rights it has under this Agreement and the single agreements, laws and regulations, nor shall it be deemed as a waiver of such rights.

Article 13 Change, Modification, Termination and Partial Invalidity

This agreement can be changed or modified in written form by both parties through negotiation. Any change or modification shall constitute an integral part of this agreement.

Unless otherwise stipulated by laws and other regulations or agreed by both parties, this Agreement shall not be terminated until all rights and obligations have been fulfilled.

Unless otherwise stipulated by laws and regulations or agreed by both parties, the invalidity of any provision of this Agreement shall not affect the legal effect of other provisions.

Article 14 Applications of Law and Settlement of Disputes

Unless otherwise agreed by both parties, this Agreement and the agreements shall be governed by the laws of the people’s Republic of China.

When this Agreement and the single agreements take effect, unless otherwise agreed by both parties, all disputes arising from the conclusion and performance of this Agreement and the single agreements may be settled by both parties through negotiation. If the negotiation fails, either party may adopt the way 2 as follows:

1. Submit an application to the following departments for arbitration:

☐ China International Economic and Trade Arbitration Commission

☐ Beijing Arbitration Commission (Beijing International Arbitration Center)

☐ Other arbitration commissions

The arbitration shall be conducted in accordance with the arbitration rules in force at the time of applying for arbitration. Final result of the arbitration shall be binding on all parties.

2. Litigation.

☐ Bring a lawsuit to the People’s Court of the place where Party B or other institutions of Bank of China limited exercise their rights and obligations.

☐ Bring a lawsuit to the International Commercial Court of the Supreme People’s Court (for international commercial disputes with an amount of more than 300 million yuan).

☐ Bring a law suit to the people’s court with jurisdiction according to law.

During the dispute settlement period, if the dispute does not affect the performance of other provisions of this Agreement and the single agreement, the other provisions shall continue to be performed.

Article 15 Appendixes

The following attachment and other attachments and individual agreements confirmed by both parties constitute an integral part of this Agreement and have the same legal effect as this Agreement.

Attachment: credit agreement / contract related to the working capital loan.

Article 16 Other Agreements

1. Without the written consent of Party B, Party A shall not transfer any rights and obligations under this Agreement and single agreements to a third party.

2. If Party B has to entrust other institutions of Bank of China Limited to perform the rights and obligations under this Agreement and the single agreements due to business needs, Party A shall recognize it; Other institutions of Bank of China Limited authorized by Party B have the right to exercise all the rights under this Agreement and the single agreements, and have the right to bring a lawsuit to the court or submit to the arbitration organization for adjudication on the disputes under this Agreement and the single agreements.

3. Without affecting other provisions of this Agreement and the single agreements, this Agreement shall be legally binding on both parties and their respective successors and transferees.

4. Unless otherwise agreed, both parties shall recognize the place of residence specified in this Agreement as the effective contact address. The address will serve for all kinds of notices, agreements and other documents when both parties perform the contract, relevant documents and legal documents in case of dispute over this agreement, as well as the first instance, second instance, retrial and execution procedures after the dispute enters into arbitration and civil proceedings.

In case of any changes in the address, the changing party shall inform the other party of the changed address in writing 5 working days in advance. During arbitration or civil procedures, when any party changes its address, the changing party shall timely inform the arbitration institution and the Court. If a party fails to perform the obligation of notice in the above manner, its address confirmed in this Agreement shall still be regarded as the effective address.

If the legal document is not received by one party due to the inaccuracy of the service address, the failure to inform the other party and the Court in time after the change of the service address, or the refusal of the receiver’s signature, the date of return of the document shall be regarded as the date of reception; if documents are sent directly in person, the date on which the receiver signs on the receipt is considered the date of reception.

5. The title and business name in this Agreement are only used for the convenience of reference, and shall not be used for the interpretation of the terms and the rights and obligations of the parties.

6. If Party B is unable to perform the agreement due to changes in laws, regulations and regulatory provisions or other requirements of regulatory authorities, Party B has the right to terminate or change the performance of this Agreement and the single agreements. In case of termination or change of the agreement due to such reasons, Party B shall be exempted from liabilities.

7. Party A has the right to make consultants or complaints about the content and the business under this Agreement to Party B by the tel numbers listed in this Agreement.

Article 17 Effectiveness of the Agreement

This Agreement shall come into force on the date when it is signed and sealed by the legal representatives, responsible persons or authorized signers of both parties.

This agreement is made in quintuplicate, one for each party and the guarantors. All of the five copies have the same legal effect.

Party A: Shengfeng Logistics Group Co., Ltd.

Authorized signature:___________________

MM/DD/YYYY

Party B: Bank of China Limited Fuzhou Jin’an Sub-branch

Authorized signature: _____________

MM/DD/YYYY